Exhibit 4.1

AMENDMENT NO. 3 TO SERIES 2015-VF1 INDENTURE SUPPLEMENT

Amendment No. 3 to Series 2015-VF1 Indenture Supplement, dated as of May 9, 2016 (this “Amendment”), among NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as issuer (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY (“Deutsche Bank”), as indenture trustee (in such capacity, the “Indenture Trustee”), calculation agent, paying agent, and securities intermediary, OCWEN LOAN SERVICING, LLC, as a Subservicer (on and after the respective MSR Transfer Dates) and as Servicer (prior to the respective MSR Transfer Dates) (“OLS”), HLSS HOLDINGS, LLC (“HLSS”), as administrator and as servicer (on and after the respective MSR Transfer Dates), CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”) and NEW RESIDENTIAL INVESTMENT CORP. (“NRZ”), and consented to by Credit Suisse, as noteholder of the Series 2015-VF1 Variable Funding Notes (in such capacity, the “Noteholder”).

RECITALS

The Issuer, Indenture Trustee, Deutsche Bank, as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), OLS, HLSS, the Administrative Agent, and the other “Administrative Agents” from time to time parties thereto, are parties to that certain Indenture, dated as of August 28, 2015, as the same may be amended, restated, supplemented, or otherwise modified from time to time (the “Existing Base Indenture”), the provisions of which are incorporated, as modified by that certain Series 2015-VF1 Indenture Supplement, dated as of August 28, 2015, as amended by that certain Amendment No. 1 to Series 2015-VF1 Indenture Supplement, dated as of November 24, 2015,  that certain Amendment No. 2 to Series 2015-VF1 Indenture Supplement, dated as of March 22, 2016, and as the same may be further amended, restated, supplemented or otherwise modified from time to time (the “Existing Indenture Supplement,” and together with the Existing Base Indenture, the “Existing Indenture”), among the parties to the Existing Base Indenture and NRZ. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Indenture.

The Issuer, Indenture Trustee, OLS, HLSS, Administrative Agent, NRZ and the Noteholder have agreed, subject to the terms and conditions of this Amendment, that the Existing Indenture Supplement be amended to reflect certain agreed upon revisions to the terms of the Existing Indenture Supplement.

Pursuant to Section 12.2 of the Existing Base Indenture and Section 13(b) of the Existing Indenture Supplement, the Issuer, Indenture Trustee, OLS, HLSS, the Administrative Agent and NRZ, with the consent of 100% of the Noteholders of the Series 2015-VF1 Variable Funding Notes, may amend the Existing Indenture Supplement, with prior notice to each Note Rating Agency, with the consent of the Derivative Counterparty, if any, the Subservicer, and the Series Required Noteholders of each Series materially and adversely affected by such amendment and upon delivery of an Issuer Tax Opinion, for the purpose of adding or changing in any manner any provisions of the Existing Indenture Supplement.

Pursuant to Section 12.3 of the Existing Base Indenture, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by the Existing Base Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”).

As of the date hereof, there are no Derivative Counterparties.

The Noteholder holds 100% of the Series 2015-VF1 Variable Funding Notes and therefore is the Series Required Noteholder.

The Noteholder waives the requirement for the delivery of an Issuer Tax Opinion and other opinions as set forth in this Amendment.

Notice has been provided to the Note Rating Agency.

Accordingly, the Issuer, Indenture Trustee, OLS, HLSS, Administrative Agent, NRZ and the Noteholder hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Indenture Supplement is hereby amended as follows:

SECTION 1.           Amendments to the Existing Indenture Supplement. Effective as of the Amendment Effective Date:

1.1           Section 2 of the Existing Indenture Supplement is hereby amended by deleting the defined term “Maximum VFN Principal Balance” in its entirety and replacing such term with the following:

“Maximum VFN Principal Balance” means, for the Series 2015-VF1 Notes, for Class A-VF1: $837,818,000, for Class B-VF1: $19,946,000, for Class C-VF1: $21,452,000 and for Class D-VF1: $ 70,784,000, or (i) such other amount, calculated pursuant to a written agreement between the Administrator and the Administrative Agent or (ii) such lesser amount designated by the Administrator in accordance with the terms of the Base Indenture.

1.2           Exhibit A of the Existing Indenture Supplement is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto.

SECTION 2.           Noteholder Consent and Waiver.  The Noteholder hereby consents to this Amendment and waives, and instructs the Indenture Trustee to waive the requirement in Section 12.2 of the Existing Base Indenture for the delivery of an Issuer Tax Opinion and the Authorization Opinion under Section 12.3 of the Existing Base Indenture.  Further, the Noteholder hereby instructs the Indenture Trustee to waive each requirement for the delivery of any other opinions and certificates in connection with this Amendment pursuant to Sections 1.3, 1.4 and 12.3 of the Existing Base Indenture.

SECTION 3.           Series Required Noteholder.  The Noteholder hereby represents and certifies that (i) it holds 100% of the Series 2015-VF1 Variable Funding Notes and therefore is the Series Required Noteholder, (ii) it has the authority to deliver this certification and the directions included herein to the Indenture Trustee, (iii) such power has not been granted or assigned to any other person, and (iv) the Indenture Trustee may conclusively rely upon this certification.

SECTION 4.           Conditions to Effectiveness of this Amendment.  This Amendment shall become effective on the date (the “Amendment Effective Date”) upon the later to occur of the following:

4.1           the execution and delivery of this Amendment by all parties hereto; and

4.2           notice to the Note Rating Agency.

SECTION 5.           Representations and Warranties.  The Issuer hereby represents and warrants to the Indenture Trustee, the Noteholders, the Servicer, any Derivative Counterparty, any Supplemental Credit Enhancement Provider and any Liquidity Provider that it is in compliance with all the terms and provisions set forth in the Existing Base Indenture on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Existing Base Indenture.

SECTION 6.           Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 7.           Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8.           Recitals.  The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes no responsibility for their correctness.  The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder).  In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Existing Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

SECTION 9.           Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 10.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as Issuer

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Adam B. Scozzafava
Name: Adam B. Scozzafava
Title: Vice President

OCWEN LOAN SERVICING, LLC

By:	/s/ Michael R. Bourque, Jr.
Name: Michael R. Bourque, Jr.
Title: Chief Financial Officer

HLSS HOLDINGS, LLC

By:	/s/ Cameron MacDougall
Name: Cameron MacDougall
Title: Secretary

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, and not in its individual capacity

By:	/s/ Amy McNulty
Name: Amy McNulty
Title: Associate

By:	/s/ Ronaldo Reyes
Name: Ronaldo Reyes
Title: Vice President

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Jason Muncy
Name: Jason Muncy
Title: Vice President

By:	/s/ Chris Fera
Name: Chris Fera
Title: Vice President

NEW RESIDENTIAL INVESTMENT CORP.

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

CONSENTED TO BY:

CREDIT SUISSE AG, NEW YORK BRANCH, as 100% Noteholder of the Series 2015-VF1 Variable Funding Notes

By:	/s/ Jason Muncy
Name: Jason Muncy
Title: Vice President

By:	/s/ Chris Fera
Name: Chris Fera
Title: Vice President

EXHIBIT 1

Exhibit A

Class	Note #	Noteholder	Related Administrative Agent	Maximum VFN Principal Balance
A-VF1	3	Credit Suisse AG, New York Branch	Credit Suisse AG, New York Branch	$837,818,000
B-VF1	3	Credit Suisse AG, New York Branch	Credit Suisse AG, New York Branch	$19,946,000
C-VF1	3	Credit Suisse AG, New York Branch	Credit Suisse AG, New York Branch	$21,452,000
D-VF1	3	Credit Suisse AG, New York Branch	Credit Suisse AG, New York Branch	$70,784,000